UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

Two Rivers Water & Farming Company

(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

3025 S Parker Road, Ste. 140, Aurora, Colorado 80014

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 222-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01. Changes in Registrant’s Certifying Accountant.

On November 28, 2017, we were notified by Eide Bailly LLP, or Eide Bailly, of its decision to resign as our independent registered public accounting firm.

The reports of Eide Bailly on our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2016 and 2015, and in the subsequent interim period through November 28, 2017, there were (a) no disagreements with Eide Bailly on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Eide Bailly, would have caused Eide Bailly to make reference to the matter in their reports on the consolidated financial statements for such years and (b) no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of the foregoing disclosures to Eide Bailly and requested that Eide Bailly furnish us with a letter addressed to the Securities and Exchange Commission stating whether Eide Bailly agrees with the above statements. Eide Bailey furnished us with a letter, dated November 30, 2017 and addressed to the Securities and Exchange Commission, stating that it agrees with the above statements. A copy of Eide Bailly’s letter is filed as Exhibit 16.1 to this Form 8-K.

We have begun the process of reviewing proposals from accounting firms to perform an audit of our 2017 financial statements. We currently expect to complete the interview process and select a new audit firm by no later than December 15, 2017.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter dated November 30, 2017 from Eide Bailly, LLP regarding change in certifying accountant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company

Dated:	November 30, 2017	By:	/s/ William Gregoriak
Chief Financial Officer

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